Exhibit 3.174

Bylaws of

New England Rehabilitation Management Co., Inc.

a New Hampshire Corporation

February 2006

BYLAWS

ARTICLE I

Meetings and Actions by Consent of Stockholders

Section 1. Meetings of the stockholders of the corporation may be held within or without the State of New Hampshire as may be determined from time to time by the Board of Directors, and, in the absence of such determination, at the principal office of the corporation in the State of New Hampshire.

Section 2. The annual meeting of stockholders shall be held on the first Tuesday of April each year or at such other time or in such month as shall be fixed by the Board of Directors. In the event that such annual meeting be omitted by oversight or otherwise, a subsequent meeting may be held in place thereof, and any business transacted, votes had, or elections held at such meeting shall be of the same force and effect as if transacted, had or held at such annual meeting.

Section 3. Special meetings of the stockholders may be called at any time by the Board of Directors or the President and shall be called by the President at the request of stockholders entitled to vote on the issues to be considered at the meeting who own at least one-tenth of the corporation’s issued and outstanding stock having voting rights with respect to such issues, if such request is made and delivered in accordance with RSA 293-A:7.02.

Section 4. Notice of all meetings, annual and special, of the stockholders stating the place, day and hour thereof and, in case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) and not more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at said meeting. Notice shall be in writing, unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the company, first class postage prepaid. Notice delivered other than by mail is effective when received. Meetings may be held without notice provided all stockholders entitled to vote shall sign, either before or after the time stated in the notice, a written waiver of notice, which shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Section 5. Business transacted at any special meetings shall be confined to the objects stated in the call and matters reasonably incident thereto, unless all stockholders entitled to vote thereat shall sign a written consent to the action taken.

Section 6. A majority of the shares of the corporation entitled to vote, represented in person, by duly authorized attorney-in-fact or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 8. When a quorum is present at any meeting, any matter brought before such meeting shall be approved if the votes cast in favor of the proposed action exceed those cast opposing the action, unless a greater number of affirmative votes is required by the articles of incorporation or by-laws and except as otherwise provided by Section 10 of this Article I.

Section 9. Stockholders of record when entitled to vote may vote at any meeting either in person, by a duly authorized attorney-in-fact or by proxy filed with the Secretary before voted. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy, nor in any event after the final adjournment of such meeting.

Section 10. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting and without notice or waiver thereof if a consent in writing, which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof, and is filed with the Secretary of the corporation as part of the corporate records. Such written consent shall have the same effect as a unanimous vote of the stockholders and may be stated as such in any document required or permitted to be filed with the Secretary of State and in any certificate or document prepared or certified by any officer of the corporation for any purposes.

Section 11. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

ARTICLE II

Subscription for Shares

In the event of default in the payment of any installment or call when payment is due on a subscription for shares, the subscriber shall forfeit the subscription and the amounts paid therefor if the amount remains unpaid for a period of twenty (20) days after written demand has been made on the subscriber in accordance with statute.

ARTICLE III

Directors

Section 1. The Board of Directors shall consist of at least one director and not more than ten directors. The number shall be fixed by the incorporators initially and from time to time thereafter by the stockholders. Subject to Section 4 of this Article III, the directors shall be elected at the annual meeting of the stockholders.

Section 2. Each director shall be elected to serve for one year and until his successor shall be elected and qualified for office. Directors need not be residents of the State of New Hampshire or stockholders of the corporation.

Section 3. The stockholders may remove from office with or without cause any director elected by them, in the manner provided by statute.

Section 4. If the office of any director is vacant for any reason, including an increase in the number of directors, the remaining directors, though less than a quorum, may elect a successor or successors who shall hold office for the unexpired term. If, for any reason, the remaining directors do not elect such successor or successors, the stockholders may elect such successor or successors.

Section 5. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors except as otherwise provided by these By-laws, the Articles of Incorporation and the laws of the State of New Hampshire.

Section 6. The regular meeting of the Board of Directors shall be held without notice, other than this by-law, immediately after the annual meeting of stockholders and at the same place. Additional regular meetings of the Board of Directors may be held without notice in such places and at such times as the Board may from time to time determine.

Section 7. Special meetings of the Board of Directors shall be held at any time or place, either within or without the State of New Hampshire, upon request of the President or a majority of the Directors.

Notice of any special meeting shall be delivered to each Director at least 24 hours before the time of the meeting. Notice shall be in writing, unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. If mailed, such notice shall be deemed to be delivered when received or, if earlier, five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and addressed to the Director at his or her address on file with the corporation; provided, however, that if notice is sent by registered or certified mail, return receipt requested, it shall be deemed delivered on the date shown on the return receipt if the receipt is signed by or on behalf of the Director. Notice given other than by mail shall be deemed delivered when it is received.

Special meetings may be held at any time without notice provided all the Directors have waived notice thereof. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by these means shall constitute presence in person at a meeting.

Section 9. A majority of the number of Directors fixed pursuant to Section 1 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 10. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11. Any action required or permitted to be taken at a meeting of the Directors of this corporation may be taken without a meeting and without notice or waiver thereof if a consent in writing, which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action taken or to be taken, shall be signed by all of the directors at any time before or after the effective date of such action. Action taken in this manner is effective when the last Director signs the consent, unless an earlier or later effective date is specified in the consent. The consent shall be filed with the minutes of Directors’ meetings and shall have the same effect as a unanimous vote of the Directors and may be stated as such in any document required or permitted to be filed with the Secretary of State and in any certificate or document prepared or certified by any officer of the corporation for any purposes.

Section 12. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (1) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention shall not apply to a Director who voted in favor of such action.

Section 13. The Board of Directors by resolution may designate an executive committee and/or such other committees, which shall have such authority as the resolution shall specify to the extent not inconsistent with the law. The designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 14. The corporation shall indemnify and reimburse any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent authorized by RSA 293-A:8.50-.58, as amended. This power shall be exercised in accordance with RSA 293-A:8.55(b)(1), (2), and (3), as amended.

Section 15. No Director or officer of this corporation shall be disqualified by his office from dealing or contracting with this corporation as a vendor, purchaser or otherwise. No trans-action or contract of this corporation shall be void or voidable by reason of the fact that any Director or officer of this corporation or any firm of which any such Director or officer is a member or employee or any corporation of which any such Director or officer is a stockholder, officer, Director or employee, is in any way interested in such transaction or contract, provided: (i) that the transaction or contract is fair and reasonable to the corporation, or (ii) that, after such interest and the material facts of the transaction or contract shall have been disclosed, such transaction or contract is or shall be authorized, ratified or approved either (a) by vote of a majority of the Board of Directors, exclusive of any Director or officer so interested in such transaction or contract, any Director or officer who is a member or employee of a firm so interested in such transaction or contract, and any Director or officer who is a stockholder, officer, Director or employee of a corporation so interested in such transaction or contract, or (b) by the written consent, or by a vote at a stockholders’ meeting, of the holders of record of a majority of all the outstanding shares of stock of this corporation entitled to vote. No Director or officer of this corporation shall be liable to account to this corporation for any profits realized by or from or through any such transaction or contract of this corporation authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or employee or any corporation of which he is a stockholder, officer, Director or employee was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner provided by law.

ARTICLE IV

Officers

Section 1. The officers of the corporation shall be a President, a Treasurer, a Secretary and such other officers as the Board of Directors may determine and elect. The officers specifically named in this Section 1 shall be elected by the Board of Directors. The Board may elect such other officers, including an Assistant Secretary, as it deems desirable. Two or more offices may be held by the same person. No officer need be a member of the Board of Directors.

Section 2. The officers of the corporation to be elected by the Board of Directors shall be elected annually for one-year terms by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Any officer or agent may be removed by the Board of Directors at any time with or without cause.

Section 4. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and Directors when present, and, subject to the control of the Board of Directors, shall supervise the business and affairs of the corporation. He shall also perform such other duties as are imposed on him by these By-laws or as may be assigned to him by the stockholders or Directors.

Section 6. The Treasurer shall, subject to the discretion and under the supervision of the Board of Directors, be the chief financial officer of the corporation. He shall have the care and custody of the funds of the corporation and shall have and exercise under the supervision of the Board of Directors, all the powers and duties commonly incident to his office or granted or assigned to him by the stockholders or Directors, and may be required by the Board of Directors to give bond in such sum and with such surety as may be satisfactory to it. He shall have the custody of all money, funds and securities of the corporation, except his own bond which shall remain in the custody of the President. He shall deposit or cause to be deposited all the funds of the corporation in such bank(s), trust company(ies) or with such firm(s) doing a banking business as the Board of Directors may, from time to time, designate. He may, on behalf of the corporation, endorse for deposit or collection all checks, notes and other obligations payable to the corporation or its order and may accept drafts on behalf thereof. He shall keep accurate books of account of all corporate transactions, which books shall be the property of the corporation and together with all other of its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. All receipts and vouchers for payments made to the corporation and all checks, drafts, notes or other corporate obligations for the payment of money by the corporation shall be signed by the Treasurer except as otherwise voted by the Board of Directors.

Section 7. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate minutes and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. If the Board of Directors elects an Assistant Secretary, that officer may perform all duties that the Secretary is authorized to perform under applicable law, under these By-laws and under any resolution of the Board of Directors that is consistent with applicable law and with these By-laws.

ARTICLE V

Contracts and Loans

Section 1. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE VI

Stock Certificates

Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary and sealed with the corporate seal or facsimile thereof.

Each certificate for shares shall be consecutively numbered or otherwise identified. Each certificate shall state upon its face: (a) that the corporation is organized under the laws of this state; (b) the name of the person to whom issued; (c) the number and class of shares; and (d) the designation of the series, if any, which the certificate represents. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

ARTICLE VII

Corporate Seal

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state and year of incorporation.

ARTICLE VIII

Books and Records

The corporation shall keep correct and complete books and records of account. It shall also keep minutes of the proceedings of its stockholders and Board of Directors, together with any other records required to be maintained by law, which shall be kept at its principal office. It shall further keep at (1) its registered office, (2) its principal place of business, or (3) the office of its transfer agent, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX

Inspection of Books and Papers

All books and records of account, and all other papers and documents of every kind, shall be open to the inspection of the members of the Board of Directors at all times during business hours. The corporation’s books and records of accounts, minutes and record of stockholders shall, upon written demand, be open to inspection for any proper purpose at any reasonable time or times only by such stockholders as are authorized by law.

ARTICLE X

Transfer of Stock

The corporation shall record upon the books of the corporation a transfer of its shares upon surrender of the certificate thereof, accompanied by proper evidence of authority to transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. The corporation shall cancel such certificate and issue a new certificate to the transferee of such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. No transfer shall affect the right of the corporation to treat such holder as the owner thereof until such transfer shall have been recorded upon the books of the corporation or until a new certificate shall have been so transferred.

ARTICLE XI

Transfer Books

For the purpose of determining stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed seventy (70) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE XII

Fiscal Year

The fiscal year of the corporation shall end on the 31st day of December.

ARTICLE XIII

Miscellaneous

As used in these By-laws, the masculine gender imports the feminine gender and the singular imports the plural, except as the context clearly otherwise indicates.

ARTICLE XIV

Amendments

The shareholders or the Board of Directors may alter, amend or repeal these By-laws or adopt new By-laws.